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                                                                   EXHIBIT 10.16

                        EMPLOYEE STOCK OPTION AGREEMENT


                               June ___, 1996 but
                          Effective as of July 1, 1996


To:  Brian Jablonski

         RE:     INCENTIVE STOCK OPTIONS

                 The Board of Directors (the "Board") of Lason Holdings, Inc. (the "Company"), or the committee (the "Committee") designated by the Board for the purpose of administering the Lason Holdings, Inc. 1995 Stock Option Plan (the "Plan"), hereby grants you (the "Grantee") a stock option (each an "Option"), pursuant to the Plan, a copy of which is attached hereto. Certain capitalized terms used in this agreement (the "Agreement") are defined in paragraph 11 hereof. Certain capitalized terms used in this Agreement which are not defined herein have the meanings indicated for such terms in Section
10.1 of the Plan.

                 1. STOCK OPTION. The Option entitles the Grantee (and such Grantee's permitted transferee as described in paragraph 3(a) below) (each such person, a "Purchaser") to purchase up to the number of shares of the Company's Class A-1 Common Stock, par value $.01 per share (the "Option Shares"), specified below opposite such Grantee's name, at an option price of $8.00 per share (the "Option Price"), subject to the terms and conditions of this Agreement:

              GRANTEE                                    NUMBER OF OPTION SHARES

              Brian Jablonski                            24,000

The Options are intended to be Incentive Stock Options.

                 2. ADDITIONAL TERMS. The Options are also subject to the following provisions:

                          (A)     EXERCISABILITY.  Each Option may be exercised
and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares shall be paid in full in cash or by check by the Purchaser of such Option Shares prior to the time of the delivery of Option Shares, or, at the written request of such Purchaser, the Committee may (but need not) permit payment to be made by
(i) delivery to the Company of outstanding Shares, (ii) retention by the Company of one or more of such Option Shares or (iii) any combination of cash, check, such Purchaser's delivery of outstanding Shares and retention by the Company of one or more of such Option Shares. Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the "Exercise Shares."

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                          (B)     VESTING/EXERCISABILITY.

                                  (i)      Purchaser may only exercise his
Option to purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares. Except as otherwise provided in Paragraph 2(b)(ii) and (iii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if as of each such date the Grantee is still employed by the Company or any of its
Subsidiaries:

                                                       CUMULATIVE PERCENTAGE OF
                                                          OPTION SHARES VESTED
                     DATE                                   AND EXERCISABLE
               ----------------                        ------------------------
               July 1, 1997                                       20%
               July 1, 1998                                       40%
               July 1, 1999                                       60%
               July 1, 2000                                       80%
               July 1, 2001                                       100%

Option Shares which have become vested and exercisable are referred to herein as "Vested Shares" and all other Option Shares are referred to herein as "Unvested Shares."

                                  (ii) Upon the occurrence of an Initial Public
Offering within one year from the effective date of this Agreement (i.e., July 1, 1996) the initial 20% of Option Shares shall vest and become exercisable on the date of the Initial Public Offering. Thereafter, and notwithstanding the provisions of Paragraph 2(b)(i) hereof the vesting date for the balance of Grantee's Option Shares shall be the next four (4) anniversary dates of the Initial Public Offering, notwithstanding anything set forth in the Plan to the contrary.

                                  (iii) Upon the occurrence of a Sale of the
Company, each Option shall vest and all Unvested Shares shall be come Vested Shares if, but only if, the Grantee thereof is employed by the Company or any of its Subsidiaries on the date of such occurrence.

                          (C)     PROCEDURE FOR EXERCISE.  Subject to the
vesting limitations of Paragraph 2(b) above, a Purchaser may exercise all or any portion of his Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company as provided in Section 6.4 of the Plan and written acknowledgement substantially in the form of Exhibit A hereto that such Purchaser has read, and has been afforded an opportunity to ask questions of the Company's management regarding all financial and other information provided to him concerning the Company, together with payment of the Option Price times the number of Option Shares purchased. Subject to Section 6.7 of the Plan, at the time of exercise, Purchaser will be entitled to review all financial and other information regarding the Company it believes necessary to enable such Purchaser to make an informed investment decision.





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                 3.       TRANSFERABILITY OF THE OPTIONS.

                          (a)     The Grantee shall not sell, transfer, assign,
pledge or otherwise dispose of (a "Transfer") any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than as a result of the death of such Grantee, testate or intestate, and the restrictions herein shall apply to any Transfer by any such permitted transferee.

                          (b)     The Company may assign its rights and
delegate its duties under this Agreement.

                 4.       TRANSFERABILITY OF EXERCISE SHARES.

                          (a)     No Purchaser shall Transfer any Exercise
Shares or any interest therein except in accordance with the provisions of this Agreement and Paragraph III of the Stockholders Agreement.

                          (b)     No holder of any Exercise Shares may Transfer
any such shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                 5. CONFORMITY WITH PLAN. The Options are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as modified by Paragraph 2(b)(ii) of this Agreement. By executing this Agreement, the Grantee acknowledges his receipt of the Plan and agrees to be bound by all of other terms of the Plan.

                 6. EMPLOYMENT. Notwithstanding any contrary oral representations or promises made to the Grantee prior to or after the date hereof, the Grantee and the Company acknowledge that such Grantee's employment with the Company and its Subsidiaries is and will continue to be subject to the willingness of each to continue such employment and nothing confers any right or obligation on such Grantee to continue in the employ of the Company or its Subsidiaries or shall affect in any way such Grantee's right or the right of the Company or its Subsidiaries to terminate such Grantee's employment at any time, for any reason, with or without cause.

                 7. ADJUSTMENT. The Board shall make appropriate and proportionate adjustments to the terms of the Options to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Board determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Article





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8 of the Plan.  The Board may (but shall not be required to) make any appropriate adjustment to the terms of the Options to reflect any spin- off, spin-out or other distribution of assets to shareholders or any acquisition of the Company's stock or assets or other change which the Board determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Article 8 of the Plan. In the event of any adjustments described in the preceding two sentences, any and all new, substituted, or additional securities or other property to which any Purchaser is entitled by reason of his Option shall be immediately subject to such Option and be included in the word "Option Shares" for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

                 8. SHARE LEGEND. All certificates representing any Option Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF __________________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYEE STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND CERTAIN EMPLOYEES OF THE COMPANY DATED JUNE ___, BUT EFFECTIVE AS OF JULY 1, 1996, 1996. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                 9. INVESTMENT REPRESENTATIONS. Upon the purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit A, confirming such Purchaser's investment representations.

                 10. EXPIRATION. Subject to Sections 6.3 and 6.7 of the Plan, the Grantee's Option shall expire (a) with respect to Vested Shares, at 5:00 p.m., Chicago time, on the seventh anniversary of the date hereof and (b) with respect to Unvested Shares, upon the termination of such Grantee's employment with the Company and its Subsidiaries.

                 11. CONFIDENTIALITY/NON-COMPETITION. In consideration of the Incentive Stock Options granted herein, Grantee agrees that while he is employed by Lason Systems, Inc., a





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subsidiary of the Company ("Lason") and for the eighteen (18) month period following the date of employment, Grantee shall not, either directly or indirectly (whether as sole proprietor, partner, consultant, venturer, member, stockholder, director, officer, employee, or in any other capacity as principal or agent), own, manage, operate, control, finance, or engage or participate in the ownership, management, operation or control of, any person, firm, entity, limited partnership, partnership, limited liability company, corporation, or similar association which is engaged in any of the business activities of Lason and which is located in any part of the United States or Canada in which Lason does business.

         Grantee further agrees that Grantee shall not, directly or indirectly, at any time during such eighteen (18) month non-compete period:

                 (a) take any action that will cause the termination of a business relationship between Lason and any customer or supplier of Lason; or

                 (b) solicit for employment or employ any person employed in Lason's business.

                 At all times, Grantee shall keep secret and inviolate all knowledge or information of a confidential nature, including, without limitation, all unpublished matters relating to the business, assets, accounts, books, records, customers and contracts of Lason which he may or hereafter come to know as a result of his association with Lason.

                 Grantee acknowledges that if he violates this Agreement, he will cause severe and irreparable injury to the business and goodwill of Lason, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Agreement, Lason shall, in addition to any other rights and remedies, be entitled to immediate appropriate injunctive relief or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages.

                 Grantee acknowledges that, due to his education and job skill, his adherence to the terms of this confidentiality/non- competition provision will not deprive him of the opportunity to obtain gainful employment with other companies serving different product or geographic markets after the termination of his employment with Lason.

                 Nothing herein shall be deemed to prevent Grantee from holding less than five (5%) percent of the outstanding publicly-traded securities of any person, firm, or corporation.

                 Notwithstanding anything to the contrary set forth herein or otherwise, the covenants contained in this Paragraph 11 shall not be operative in the event Lason elects to terminate Grantee's employment for its own convenience and not for cause.





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                 The provisions of this Paragraph 11 shall survive the
termination of this Agreement and Grantee's employment with Lason.

                 12.      DEFINITIONS.

                 "FULLY DILUTED BASIS" means, without duplication, (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

                 "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with the Company or any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

                 "INITIAL PUBLIC OFFERING" means the sale in an initial underwritten public offering registered under the Securities Act (other than on a Form S-8 or a similar form) of shares of the Company's Common Stock.

                 "SALE OF THE COMPANY" means the sale of the Company (by merger, consolidation or sale of stock or assets) to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis. The Sale of the Company does not include a sale of stock pursuant to an Initial Public Offering.

                 "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of the date hereof among the Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P., the Grantees, and certain other executives of the Company, as in effect from time to time.

                 13. FURTHER ACTIONS. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

                 14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.





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                 15.      COUNTERPARTS.  This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                 16. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed, in the case of a Grantee, and, in the case of the Company, to the respective addresses below:

                          Lason Holdings, Inc.
                          1350 Stephenson Highway
                          Troy, Michigan  48083
                          Attention:  Gary L. Monroe, Chief Executive Officer

                          with a copy, which will not constitute
                          notice to the Company, to:

                          Golder, Thoma, Cressey, Rauner, Inc.
                          6100 Sears Tower
                          Chicago, IL  60606-6402
                          Attention:       Bruce V. Rauner
                                           Elliot W. Maluth

                          Brian Jablonski
                          10 Misty Meadow Way
                          Fairport, New York  14450

or at such other address as a party may designate by 10 days advance written notice to each other party.

                 17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee's heirs, executors, administrators, successors and assigns and inure to the benefit of Grantee's heirs, executors, administrators, successors and permitted assigns.

                 18. GOVERNING LAW. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of Michigan.

                 19. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements,





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whether written or oral, with respect to the acquisition by the Grantee of
Common Stock from the Company pursuant to any option or option agreement.

                 Please execute the extra copy of this Agreement in the space below and return it to the Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

                                           Very truly yours,

                                           LASON HOLDINGS, INC.



                                           By:
                                              --------------------------------
                                                 Gary L. Monroe

                                           Its:  Chief Executive Officer
                                               -------------------------------



                 THE UNDERSIGNED hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

                                              GRANTEE


                                              ---------------------------------
                                              Brian Jablonski





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                          EXHIBIT A TO EMPLOYEE STOCK
                                OPTION AGREEMENT

                           FORM OF INVESTMENT LETTER





Lason Holdings, Inc.
1305 Stephenson Highway
Troy, Michigan  48150
Attention:  Gary L. Monroe, Chief Executive Officer


Gentlemen:

                 In connection with the proposed purchase of shares of the Class A-1 Common Stock, par value $.01 per share (the "Securities"), of Lason Holdings, Inc., a Delaware corporation (the "Company"), by the undersigned (the "Purchaser"), the Purchaser hereby agrees, represents and warrants as follows:

                 1.       PURCHASE ENTIRELY FOR OWN ACCOUNT.

                 The Purchaser represents and warrants that he is purchasing the Securities solely for his own account for investment and not with a view to sale or distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Securities or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the securities he is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

                 2.       INFORMATION CONCERNING COMPANY.

                 The Purchaser represents and warrants that he has heretofore discussed the Company and its plans, operations and financial condition with its officers and received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Securities of the Company, and the Purchaser further represents and warrants that he has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.





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                 3.       ECONOMIC RISK.

                 The Purchaser represents and warrants that he is sophisticated in financial matters and his able to evaluate the risks and benefits of the investment in the Securities, he realizes that his purchase of the Securities will be a highly speculative investment and that he is able, without impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on his investment, should that be the case.

Dated as of ____________, _____.


                                                   Very truly yours,




                                                   Brian Jablonski



ACCEPTED AND AGREED TO:

LASON HOLDINGS, INC.



By:
   ------------------------------
         Gary L. Monroe

Its:  Chief Executive Officer





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